                                                                  EXECUTION COPY

                              ASSIGNMENT OF RIGHTS


This Assignment of Rights Agreement ("Agreement") is entered into this 26th day of July, 2002 between Williams Information Services Corporation, a Delaware corporation ("Assignor") and Williams Communications, LLC, a Delaware limited liability company ("Assignee").

WHEREAS, as of July 26, 2002, Assignee filed with the Bankruptcy Court in a chapter 11 case pending in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") its first amended chapter 11 plan of reorganization (the "Plan"); and

Whereas, Assignor may have certain intellectual property rights in the trademarks "WilTel" and "WilTel Turns Up Worldwide" (the "Marks"); and

Whereas, Assignor desires to quitclaim to Assignee any and all right, title, and interest it may have in and to the Marks and Assignee desires to obtain Assignor's right, title and interest in and to the Marks.

NOW THEREFORE, in consideration of the mutual covenants, promises, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, intending to be legally bound thereby, agree that upon the occurrence of the Effective Date (as such term is defined in the Plan) the following shall occur:

1. Assignor shall (and hereby does) quitclaim, grant, sell, and convey to Assignee, and Assignee accepts, any and all worldwide right, title, and interest, that Assignor may have in and to the Marks, including the associated goodwill, common law rights and the US registrations 1485541 and 2205305 and the Canadian registration TMA53190.

2. Assignor represents and warrants that it has not taken any actions that would have a material adverse effect on any rights assigned hereunder. Except for the registration of the wiltel.com domain in the name of a WorldCom subsidiary, Assignor is not aware of any restrictions on the use by Assignee of the Marks.

3. Assignor shall, from time to time subsequent to the Effective Date, at the request and expense of Assignee, execute and deliver all such instruments or documents, including without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as Assignee, acting reasonably, may from time to time request be executed or done in order to better evidence, perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby, including, but not limited to, using good faith efforts to memorialize the termination of the license of the Marks to Williams Telecommunications Group, Inc. and WilTel, Inc. (purchased by LDDS Communications, Inc.) granted in the Trademark License Agreement dated August 21, 1994, and cooperating in any disputes between WorldCom and Assignee regarding the Marks and issues related to the Marks, including, but not limited to, those relating to wiltel.com.

4. Assignor agrees that a logo formed by removing the word "Williams" or "Williams Communications" from the current Williams Communications ribbon logo (attached) and replacing it with

         (a)      "WilTel" or "WilTel Communications" or

         (b) any other name that is not itself confusingly similar to "Williams"

by Assignee is not confusingly similar to the Williams double ring logo (USPTO Reg. # 2,440,706).

5. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AMENDMENT, ASSIGNOR DISCLAIMS ALL WARRANTIES, INCLUDING ANY STATUTORY OR IMPLIED WARRANTIES OR ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MARKETABLE TITLE, OR NONINFRINGEMENT.

                                                                  EXECUTION COPY


6. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to the conflicts of laws principles thereof.

7. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their respective successors and permitted assigns.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as evidenced by their signatures below.


Williams Information Services Corporation            Williams Communications, LLC

By: /s/ Jack D. McCarthy                             By: /s/ Howard E. Janzen
    --------------------------------                     -------------------------------

Name: Jack D. McCarthy                               Name: Howard E. Janzen
      ------------------------------                       -----------------------------

Title: Vice President, CFO                           Title: President & CEO
       -----------------------------                        ----------------------------